Exhibit 99.2 Day One Biopharmaceuticals Targeted Therapies for People of All Ages January 2024 1

Disclaimer This presentation and the accompanying oral commentary contain forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect, ” “plan, ” anticipate, ” “believe, ” “estimate,” “predict,” “intend,” “potential,” “would,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. Forward-looking statements include all statements other than statements of historical fact contained in this presentation, including information concerning our future financial performance, including the sufficiency of our cash, cash equivalents and short-term investments to fund our operations, business plans and objectives, timing and success of our planned nonclinical and clinical development activities, the results of any of our strategic collaborations, including the potential achievement of milestones and provision of royalty payments thereunder, timing and results of nonclinical studies and clinical trials, efficacy and safety profiles of our product candidates, execution of the Phase 2 and Phase 3 clinical trials for tovorafenib and the Phase 1b/2 clinical trial for tovorafenib and pimasertib as designed, any expectations about safety, efficacy, timing and ability to complete clinical trials and to obtain regulatory approvals for tovorafenib and other candidates in development, the ability of tovorafenib to treat pediatric low-grade glioma (pLGG) or related indications, the potential therapeutic benefits and economic value of our product candidates, potential growth opportunities, competitive position, industry environment and potential market opportunities, our ability to protect intellectual property and the impact of global business or macroeconomic conditions, including as a result of inflation, rising interest rates, cybersecurity incidents, instability in the global banking system, government shutdowns, uncertainty with respect to the federal budget and global regional conflicts, on our business and operations. Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. These factors, together with those that are described under the heading “Risk Factors” contained in our most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and other documents we file from time to time with the SEC, may cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by our forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this presentation, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. This presentation also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk. 2

Cancer Therapies for People of All Ages Our Approach • Develop medicines for genomically-defined cancers • Establish first-in-class position through rapid registration pathways • Expand to adolescent and adult populations in parallel and pursue those opportunities with the same commitment we do for children IPO: 2021 Financial Position: Runway into 2026 Founded: 2018 Nasdaq: DAWN 3

Our Pipeline

Product Candidate	Indication	Preclinical	Phase 1	Phase 2	Phase 3	Recent & Anticipated Milestones
Tovorafenib (DAY101) Type II RAF Inhibitor • FDA Breakthrough Therapy Designation for relapsed pLGG • FDA Rare Pediatric Disease Designation (PRV Eligible) for pLGG • FDA Orphan Drug Designation for malignant glioma • EC Orphan Designation for glioma	Relapsed pLGG	FIREFLY-1[1] (pivotal)				**FDA acceptance of NDA:** October 2023 **PDUFA target action date:** April 30, 2024 **Data published in *Nature Medicine*:** November 2023
	Frontline pLGG	FIREFLY-2 (pivotal)				**First patient dosed:** March 2023
Pimasertib MEK 1/2 Inhibitor	MAPK-altered solid tumors[2] (Combo w/ tovorafenib)	FIREFLIGHT-1*				**Recommended Phase 2 dose & schedule expected:** 2H 2024
VRK1 Program[3] VRK1 Inhibitor	Pediatric and adult cancers					**In-licensed:** August 2023

*Includes patients ≥12 years of age. [1] FIREFLY-1 Arm 1 expected to support registration. [2] Pimasertib Phase 1 dose escalation and expansion trial previously completed. [3] Research collaboration and license agreement with Sprint Bioscience for exclusive worldwide rights to a research-stage program targeting VRK1. pLGG, pediatric low-grade glioma. Tovorafenib and Pimasertib are investigational products. Safety and efficacy have not been established by any health authority.

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Day One BIOPHARMACEUTICALS

Tovorafenib (DAY101) Type II RAF Inhibitor 5

Kids like Sawyer spend most of their childhood as patients rather than children 3 (1-9) 51% Median (range) number of lines Percentage of patients who 1 of prior systemic therapy had greater than or equal to 3 1 lines of prior systemic therapy 1 6 Sawyer, lives with pLGG. Figures come from FIREFLY-1 baseline patient characteristics with a June 5, 2023 data cutoff. Total patients enrolled in arm 1 of the FIREFLY-1 trial was 77.

Pediatric Low-Grade Glioma (pLGG): The Most Common Type Of Brain Tumor In Children

pLGGs are chronic and relentless, with patients suffering profound tumor and treatment-associated morbidity that can impact their life trajectory over the long term[6]

A Serious and Life-Threatening Disease

- An estimated 26,000 children/young adults are living with *BRAF*-altered pLGGs in the U.S. today [1,2]
- For the majority of patients in the relapsed setting, there is no standard of care and no approved therapies
- Surgery plays a significant role in treatment, but vast majority of patients require systemic therapy [3,4]
- ~70% of pLGGs have *BRAF* alterations, which means ~60% of pLGGs are *BRAF* fusions and ~10% are *BRAF* V600E mutations[5]

Disease Symptoms[7]



Cerebral gliomas: Seizures, muscle weakness, behavioral changes

Hypothalamic gliomas: Endocrine dysfunction and visual deficits

Optic pathway gliomas: Decreased vision (acuity and/or fields), bulging or misalignment of eyes

Cerebellar gliomas: Impaired balance, coordination or depth perception

Brain stem gliomas: Difficulty swallowing or with speech, abnormal breathing

[1] CBTRUS, Qaddoumi et al 2009, Schreck et al 2019, ClearView Analysis; [2] SEER US complete prevalence counts of patients aged under 25 with Brain and Other Nervous Systems tumors as of January 1, 2017. Estimated prevalence are Day One calculations based on publicly available data. [3] Ostrum QT et al., Neuro Oncol. 2015; 16(Suppl 10):x1-x36; [4] De Blank P. et al., Curr Opin Pediatr. 2019 Feb; 31(1):21-27. [5] Jones DTW et al., Cancer Res. 2008; 68:8673–77. [6] Traunwieser T et al., Neurooncol Adv. 2020; 2:vdaa094. [7] Sievert AJ, Fisher MJ. Pediatric low-grade gliomas. *J Child Neurol.* 2009;24(11):1397-1408. doi:10.1177/0883073809342005.

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Day One BIOPHARMACEUTICALS

Conventional Treatments Can Be Disruptive To Childhood and Can Have Significant Long-Term Consequences

Surgery

- Significant recovery times
- Risks of complications
- Resection may be limited by location of tumor
- Potential for functional deficits based on location of tumor and extent of resection

Chemotherapy

- Requirement for indwelling catheter and weekly infusions
- Risk of neutropenia, hypersensitivity reactions, nausea and vomiting and peripheral neuropathy

Radiation

- Risk of secondary malignancy
- Risk of malignant transformation
- Risk of vascular proliferation and stroke
- Neurocognitive impact, depending on location of tumor and radiation field

Clear need for an effective therapy for the majority of pLGG relapsed or progressive patients that is minimally disruptive to their lives.

Source: 1. Heitzer AM, Raghubar K, Ris MD, et al. Neuropsychological functioning following surgery for pediatric low-grade glioma: a prospective longitudinal study. J Neurosurg Pediatr. 2019;1-9. doi:10.3171/2019.9.PEDS19357. 2. Bryant R. Managing side effects of childhood cancer treatment. J Pediatr Nurs. 2003;18(2):113-125. doi:10.1053/jpdn.2003.11. 3. Zahnreich S, Schmidberger H. Childhood cancer: occurrence, treatment and risk of second primary malignancies. Cancers (Basel). 2021;13(11):2607. doi:10.3390/cancers/13112607. 4. National Cancer Institute. Fertility issues in girls and women with cancer. http://www.cancer.gov. Accessed June 13, 2022. 5. Alessi I., Caroleo A.M., de Palma L., Mastronuzzi A., Pro S., Colafati G.S., Boni A., Della Vecchia N., Velardi M., Evangelisti M., et al. Short and Long-Term Toxicity in Pediatric Cancer Treatment: Central Nervous System Damage. Cancers. 2022;14:1540. doi: 10.3390/cancers14061540.

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Day One BIOPHARMACEUTICALS

Tovorafenib (DAY101) Inhibits Both BRAF Fusions And BRAF V600 Mutations


MAPK pathway
RAS
RAF
MEK
ERK
Proliferation and survival
RAS-independent activation of the MAPK pathway
RAF mutation
Tovorafenib
RAF fusion
Proliferation and survival
Proliferation and survival

Tovorafenib (DAY101) is an investigational, oral, selective, CNS-penetrant, type II RAF inhibitor that was designed to inhibit both monomeric and dimeric RAF kinase

- Activity in tumors driven by both RAF fusions and BRAF V600E mutations
- Tablet and pediatric-friendly liquid suspension
- Once weekly dosing

Currently approved type I BRAF inhibitors are indicated for use in patients with tumors bearing BRAF V600E mutations

- Type I BRAF inhibitors cause paradoxical MAPK activation in the setting of wild-type RAF, increasing the risk of tumor growth in BRAF fusion-driven

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Source: 1. Sun Y et al., Neuro Oncol. 2017; 19: 774–85; 2. Sievart AJ et al., PNAS. 2013; 110:5957-62; 3. Karajannis MA et al., Neuro Oncol 2014;16(10):1408-16.

Day One BIOPHARMACEUTICALS

Pivotal Phase 2 Trial Of Monotherapy Tovorafenib (DAY101) In Relapsed Or Progressive pLGG (FIREFLY-1) – Fully Enrolled & Data Accepted by FDA

Trial Design

- Three arm, open-label, global registrational phase 2 trial
  - **Pivotal Arm 1 (recurrent/progressive pLGG, n=77): harboring a KIAA1549-BRAF fusion or BRAF V600E mutation**
  - Arm 2 (expanded access recurrent/progressive LGG, n=60): harboring an activating RAF alteration
  - Arm 3 (extracranial solid tumors): harboring an activating RAF fusion

Endpoints (Pivotal Arm 1)

- **Primary endpoint: ORR based on RANO-HGG[1], assessed by blinded independent central review**
- Secondary endpoints: ORR by RAPNO-LGG[2] assessed by blinded independent central review; PFS, DoR; TTR, CBR; safety
- Exploratory analyses: ORR and CBR by RANO-LGG[3] assessed by blinded independent central review

Key Inclusion Criteria

- 6 months – 25 years of age
- RAF-altered tumor
- ≥1 prior line of systemic therapy with radiographic progression
- Prior use of MAPK pathway targeted therapy was permitted



Clinical and radiological evaluations at baseline, and every 3rd cycle for pLGG and every 2nd cycle for solid tumors
Screening
Day –28 to 0
Enrollment/ Baseline (C1D1)
Study Drug Administration
420mg/m² QW (not to exceed 600mg), QW in 28-day cycles
C27D1
After Cycle 27: patients may either continue treatment or enter drug holiday period at any time (at discretion of investigator)
End of Trial
Eligibility evaluation
Treatment period: minimum of 2 years or until progression or toxicity/intolerability

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June 5, 2023 data cutoff. [1] Wen PY, et al. *J Clin Oncol.* 2010;28(11):1963-1972. [2] Fangusaro J, et al. Lancet Oncol. 2020;21(6):e305–316. [3] van den Bent MJ, et al. Lancet Oncol. 2011;12(6):583-593. Abbreviations: CBR, clinical benefit rate; IRC, independent review committee; C, cycle; D, day; LGG, low-grade glioma; ORR, objective response rate; PFS, progression-free survival; DoR, duration of response; QW, once weekly; TTR, time to response; RANO, Response Assessment in Neuro-Oncology; RAPNO, Response Assessment in Pediatric Neuro-Oncology; MAPK, mitogen-activated protein kinase. For more information, please refer to NCT04775485

Day One BIOPHARMACEUTICALS

Data from Pivotal Phase 2 FIREFLY-1 Trial June 5, 2023 data cutoff 11

FIREFLY-1 Baseline Patient Characteristics Characteristic Arm 1 (n=77) Location (n=77) Deep midline structures Optic pathway Median age, years (range) 8 (2-21) 12% 51% Sex, n (%) Other Male 40 (52) † 16% Female 37 (48) Cerebral hemisphere 8% Race, n (%) Cerebellum Brain stem White 41 (53) 6% 8% Asian 5 (6) Black 2 (3) Multiple 3 (4) Other 6 (8) BRAF alteration (n=77) Not specified 20 (26) Number of lines of prior systemic therapy 17% Median (range) 3 (1-9) 1, n (%) 17 (22) 2, n (%) 21 (27) ≥3, n (%) 39 (51) 83% Prior MAPK pathway targeted therapy, n (%) Prior MEK inhibitor 43 (56) Prior BRAF inhibitor 8* (10) ‡ Prior BRAF and MEK inhibitors 5 (7) BRAF V600E BRAF Fusion* Any MAPK inhibitor 46 (60) * † June 5, 2023 data cutoff. Includes 6 patients with BRAF duplication and 2 with BRAF rearrangement per fluorescence in situ hybridization or in situ hybridization. Includes tumors that were 12 extending into multiple regions of the brain, leptomeningeal disease, and/or spinal disease. ‡The 5 patients that had previously received both a MEK inhibitor and also a BRAF inhibitor are recorded in both the “Prior MEK inhibitor” and “Prior BRAF inhibitor” groups. MAPK, mitogen-activated protein kinase.

Tumor Response To Tovorafenib (DAY101) Using RAPNO-LGG, RANO-LGG and RANO-HGG


RAPNO-LGG
Prior MAPKi
MAPKi-naive
BRAF mutation
Maximum change in tumor size (%)
PD
SD
MR
PR
CR


RANO-LGG
Prior MAPKi
MAPKi-naive
BRAF mutation
Maximum change in tumor size (%)
PD
SD
MR
PR
CR


RANO-HGG
Prior MAPKi
MAPKi-naive
BRAF mutation
Maximum change in tumor size (%)
PD
SD
PR
CR

Response (IRC)	RAPNO-LGG n=76	RANO-LGG N=76	RANO-HGG N=69
ORR,* n (%)	**39 (51)**	**40 (53)**	**46 (67)**
95% CI	40-63	41-64	54-78
CBR,* n (%)			
SD of any length of time	62 (82)	63 (83)	64 (93)
SD ≥12 months	43 (57)	46 (61)	54 (78)
BOR,* n (%)			
CR	0	0	12 (17)
PR	28 (37)	20 (26)	34 (49)
MR	11 (14)	20 (26)	n/a
SD	23 (30)	23 (30)	18 (26)
SD <12 months	19 (25)	17 (22)	10 (14)
SD ≥12 months	4 (5)	6 (8)	8 (12)
PD	13 (17)	11 (14)	4 (6)
NE	1 (1)	2 (3)	1 (1)
Median DOR, months	**13.8**	**14.4**	**16.6**
95% CI	11.3-NR	11.0-NR	11.6-NR
Median TTR, months	**5.3**	**5.5**	**3.0**
Range	1.6-11.2	1.6-11.3	2.6-16.6

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June 5, 2023 data cutoff. BOR, best overall response; CBR, clinical benefit rate; CI, confidence interval; CR, complete response; DOR, duration of response; HGG, high-grade glioma; IRC, independent radiology review committee; LGG, low-grade glioma; MR, minor response; n/a, not applicable; NE, not evaluable; NR, not reached; ORR, overall response rate; PD, progressive disease; PR, partial response; RANO, Response Assessment in Neuro-Oncology; RAPNO, Response Assessment in Pediatric Neuro-Oncology; SD, stable disease; TTR, time to response. * ORR, CBR and BOR for RAPNO-LGG and RANO-LGG included MRs.

Day One BIOPHARMACEUTICALS

Duration Of Tovorafenib (DAY101) Therapy For All Patients With RAPNO-LGG Evaluable Lesions 5.3 Median time to response Months Median duration of 13.8 treatment Months Overall treatment duration (months) 14 June 5, 2023 data cutoff. Patients

Tumor Kinetics In Patients With Best Response Of Progressive Disease According To RAPNO-LGG The majority of patients who had radiographic progression by RAPNO-LGG at their initial disease assessment had subsequent prolonged reductions in the size of their tumor with continued treatment. Months 15 June 5, 2023 data cutoff. Change in tumor size (%)

Tumor Response To Tovorafenib (DAY101) According To RAPNO-LGG In Subgroups Defined By Baseline Characteristics Male (n=40) Female (n=36) 6 months-<2 years of age (n=0) 2-<6 years of age (n=14) 6-<12 years of age (n=40) Analysis of response data across various subgroups shows no 12-<16 years of age (n=16) significant differences in 16-25 years of age (n=6) response rate by RAPNO-LGG. White (n=40) Other (n=16) Not reported (n=20) US (n=25) Ex-US (n=51) 0 10 20 30 40 50 60 70 80 90 100 Overall response rate, % (95% confidence interval) 16 June 5, 2023 data cutoff. Other races included Asian (n=5), Black (n=2), Multiple (n=3),and Other (n=6). There were no Native Hawaiian or other Pacific Islander or American Indian or Alaska Native. No race information was missing. Ex, External to; US, United States.

Tumor Response To Tovorafenib (DAY101) Across Three Assessment Criteria Were Consistent Across BRAF Fusion And Mutation Patients, and Patients With Prior MAPK Treatment

	RAPNO-LGG[2]		RANO-LGG[3,4]		RANO-HGG[1]	
Response (IRC)	n		n		n	
ORR,* n (%)	**76**	**39 (51)**	**76**	**40 (53)**	**69**	**46 (67)**
BRAF fusion	64	33 (52)	64	33 (52)	59	41 (69)
BRAF mutation	12	6 (50)	12	7 (58)	10	5 (50)
Prior MAPKi	45	22 (49)	45	23 (51)	41	29 (71)
MAPKi-naive	31	17 (55)	31	17 (55)	28	17 (61)
CBR,* n (%) (SD of any length of time)	**76**	**62 (82)**	**76**	**63 (83)**	**69**	**64 (93)**
BRAF fusion	64	53 (83)	64	53 (83)	59	55 (93)
BRAF mutation	12	9 (75)	12	10 (83)	10	9 (90)
Prior MAPKi	45	38 (84)	45	38 (84)	41	37 (90)
MAPKi-naive	31	24 (77)	31	25 (81)	28	27 (96)
CBR,* n (%) (SD ≥12 months)	**76**	**43 (57)**	**76**	**46 (61)**	**69**	**54 (78)**
BRAF fusion	64	37 (58)	64	39 (61)	59	49 (83)
BRAF mutation	12	6 (50)	12	7 (58)	10	5 (50)
Prior MAPKi	45	25 (56)	45	26 (58)	41	33 (80)
MAPKi-naive	31	18 (58)	31	20 (65)	28	21 (75)
Median DOR, months (95% CI)**	**39**	**13.8 (11.3-NR)**	**40**	**14.4 (11.0-NR)**	**46**	**16.6 (11.6-NR)**
BRAF fusion	33	13.8 (11.3-NR)	33	16.3 (11.0-NR)	41	16.8 (11.6-NR)
BRAF mutation	6	NR (8.4-NR)	7	12.0 (8.4-NR)	5	15.1 (8.3-NR)
Prior MAPKi	22	13.8 (11.3-NR)	23	12.0 (8.5-NR)	29	15.1 (9.0-16.8)
MAPKi-naive	17	NR (8.4-NR)	17	16.3 (8.4-NR)	17	NR (11.6-NR)

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June 5, 2023 data cutoff. [1] Fangusaro J, et al. *Lancet Oncol.* 2020;21(6):e305–316. [2] Fangusaro J, et al. *Lancet Oncol.* 2020;21(6):e305–316. [3] van den Bent MJ, et al. *Lancet Oncol.* 2011;12(6):583-593. 4. Wen PY, et al. *J. Clin Oncol.* 2017;35(21),2439-2449. * ORR, CBR for RAPNO-LGG and RANO-LGG included MRs. ** the 95% CI were calculated using Kaplan-Meier method.

Tovorafenib (DAY101) Safety Data (n=137)

	TEAEs		TRAEs	
Preferred Term, n (%)	Any Grade	Grade ≥3	Any Grade	Grade ≥3
Any AE	137 (100)	86 (63)	134 (98)	58 (42)
Hair color changes	104 (76)	0	104 (76)	0
Anemia	81 (59)	15 (11)	67 (49)	14 (10)
Elevated CPK	80 (58)	16 (12)	77 (56)	16 (12)
Fatigue	76 (55)	6 (4)	60 (44)	6 (4)
Vomiting	68 (50)	6 (4)	28 (20)	3 (2)
Hypophosphatemia	64 (47)	0	48 (35)	0
Headache	61 (45)	2 (1)	29 (21)	0
Maculo-papular rash	60 (44)	11 (8)	56 (41)	11 (8)
Pyrexia	53 (39)	5 (4)	17 (12)	1 (1)
Dry skin	49 (36)	0	45 (33)	0
Elevated LDH	48 (35)	0	42 (31)	0
Increased AST	47 (34)	4 (3)	41 (30)	4 (3)
Constipation	45 (33)	0	31 (23)	0
Nausea	45 (33)	0	25 (18)	0
Upper RTI	43 (31)	2 (1)	2 (1)	0
Dermatitis acneiform	42 (31)	1 (1)	41 (30)	1 (1)
Epistaxis	42 (31)	1 (1)	27 (20)	0
Decreased appetite	39 (28)	5 (4)	28 (20)	4 (3)
Paronychia	36 (26)	2 (1)	32 (23)	2 (1)
Pruritus	35 (26)	1 (1)	32 (23)	1 (1)
COVID-19	34 (25)	0	0	0

- The most common reasons for discontinuation were tumor hemorrhage (3 patients) and decrease in growth velocity (2 patients)
- 33 patients (24%) had TRAEs leading to dose reduction; 50 patients (37%) had TRAEs leading to dose interruption
- Median duration of dose interruption was 2 weeks
- 9 patients (7%) had TRAEs leading to discontinuation

June 5, 2023 data cutoff. Treatment-emergent AEs ≥25% any grade in arms 1 & 2. AE, adverse event; ALT, Alanine transaminase; AST, aspartate aminotransferase; COVID-19, Coronavirus disease 2019; CPK, creatine phosphokinase; LDH, lactate dehydrogenase; RTI, respiratory tract infection; TEAEs, treatment-emergent adverse events; TRAEs, treatment-related adverse events.

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Day One BIOPHARMACEUTICALS

Estimated *BRAF*-Altered pLGG Patient Population In The U.S.


~26,000
Prevalence of Systemically-Treated Patients Under 25[1-5]
~2,000-3,000
Recurrent/Progressive Total Addressable Patient Population per Year[6]
~1,100
Incidence of Treatment-Eligible Frontline Patients[4,5]

The estimated addressable pool of recurrent or progressive pLGG patients is ~2,000-3,000[6] per year at steady state*



[1] Selt F, van Tilburg CM, Bison B, et al. Response to trametinib treatment in progressive pediatric low-grade glioma patients. J Neurooncol. 2020;149(3):499-510. doi:10.1007/s11060-020-03640-3. [2] Ryall S, Tabori U, Hawkins C. Pediatric low-grade glioma in the era of molecular diagnostics. Acta Neuropathol Commun. 2020;8(1):30. doi:10.1186/s40478-020-00902-z. [3] SEER US complete prevalence counts of patients aged under 25 with Brain and Other Nervous Systems tumors as of January 1, 2017. [4] CBTRUS, Qaddoumi et al 2009, Schreck et al 2019, ClearView Analysis. [5] US Census. Estimated annual incidence, estimated prevalence, and estimated recurrent/progressive total addressable patient population are Day One calculations based on publicly available data. [6] Source: Internal market research conducted by EpidStrategies, A Division of ToxStrategies, Inc. on behalf of Day One , * The estimated addressable pool of recurrent or progressive pLGG patients is based on progression free survival curves modeled from published literature.

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Day One BIOPHARMACEUTICALS

* Preparing for a Successful Launch Key Factors Priorities • Communicate strong clinical profile for Drive FIREFLY-1 Trial and Physician tovorafenib without significant disruption to Awareness childhood • Enable patient access through establishing Build momentum with pediatric broad coverage and patient support programs oncologists at the ~200 U.S. Centers of Excellence • Experienced, fully dedicated field sales force (18 U.S. Account Managers) • Positive patient experience, drug profile Enable unrestricted patient access consisting of once-weekly dosing (oral tablet or liquid formulation) * 20 Pending FDA Approval

Key Takeaways From FIREFLY-1 Data And Next Steps • Response rate is clinically meaningful from FIREFLY-1 for pediatric patients with recurrent or progressive LGG harboring BRAF fusions or BRAF V600E mutations (“BRAF-altered”) • 67% ORR by RANO-HGG • 51% ORR by RAPNO-LGG • 53% ORR by RANO-LGG • Deepening of responses observed in patients from December 2022 to June 2023 data cutoffs across all three assessment criteria • Meaningful duration of response as of data cutoff (median times: 16.6 months with RANO-HGG, 13.8 months with RAPNO-LGG, and 14.4 months with RANO-LGG)* • Responses were observed in patients with either BRAF fusion or BRAF V600E mutations • Responses seen in a heavily-pretreated population where the majority (60%) of patients progressed on or after one or more prior MAPK inhibitors • Safety and tolerability profile indicating monotherapy tovorafenib to be generally well-tolerated • FDA Rare Pediatric Disease Designation for pLGG, eligible for Priority Review Voucher Next Steps: Priority review granted with PDUFA target action date of April 30, 2024 21 June 5, 2023 data cutoff. * RANO-HGG 95% CI: 11.6-NR, RAPNO-LGG 95% CI: 11.3-NR, RANO-LGG 95% CI: 11.0-NR.

FIREFLY-2 / LOGGIC Pivotal Phase 3 Trial of Tovorafenib (DAY101) in Frontline pLGG 22

FIREFLY-2/LOGGIC Pivotal Phase 3 Trial Of Tovorafenib (DAY101) In Frontline pLGG

Trial Design

- Randomized, global, registrational Phase 3 trial of monotherapy tovorafenib (DAY101) vs SoC chemotherapy
- Eligibility: Patients aged 6 months to <25 years with LGG harboring a RAF alteration and requiring first-line systemic therapy
- Tovorafenib (DAY101) available as tablets and pediatric-friendly liquid suspension
- Patients who progress after stopping tovorafenib (DAY101) may be re-challenged
- Patients who progress in the SoC arm during or post-treatment may cross-over to receive tovorafenib

Endpoints

- **Primary endpoint: ORR based on RANO-LGG criteria, assessed by blinded independent central review[1]**
  - **The ORR primary analysis is expected to occur ~12 months after the last patient randomized**
- Key secondary endpoints: PFS and DoR by RANO criteria, ORR by RAPNO criteria
- Other secondary endpoints: changes in neurological and visual function, safety, and tolerability
- Key exploratory objectives: QoL and health utilization measures



Non-resectable or sub-total resected LGG
AND
Requiring first-line systemic therapy
N ≈ 400
Stratified by
Location of tumor
Genomic alteration
CDKN2A status
Infant CHG diagnosis
1:1 Randomization
Tovorafenib, 420mg/m² QW (not to exceed 600 mg)
Investigator's choice of vincristine/carboplatin* or vinblastine
Long-term follow-up (48 months)

* COG or SIOPe-LGG regimen. Abbreviations: CHG, chiasmatic, hypothalamic glioma; DoR, duration of response; LGG, low-grade glioma; ORR, objective response rate; QoL, quality of life; QW, once weekly; SoC, standard of care. [1] Primary endpoint of FIREFLY-2 will be ORR by RANO-LGG (2017) following full approval by FDA on March 16, 2023 of dabrafenib with trametinib in pediatric patients with low-grade glioma with a BRAF V600E mutation who require systemic therapy based on a study with the same primary endpoint.

23

FIRELIGHT-1 Phase 1b/2 Trials Evaluating Tovorafenib (DAY101) as a Combination with Pimasertib 24

Pimasertib: Investigational Allosteric MEK1/2 Inhibitor With Demonstrated Activity In MAPK-Driven Solid Tumors • Pimasertib is an investigational orally-bioavailable, selective, non- competitive MEK1/2 inhibitor in-licensed from Merck KGaA in February 2021 • Extensive non-clinical and clinical development work through Phase 2, including a solid tumor trial in Japan and combinations with other MOAs • Main AEs typical for all in-class allosteric MEK inhibitors (GI, CPK elevation, skin rash, visual disturbances) • Nearly three-fold higher CNS penetration than other MEKi inhibitors (trametinib or selumetinib) • Pimasertib showed monotherapy clinical activity, including an improvement in median PFS versus dacarbazine in NRAS mutant melanoma • Combination with tovorafenib (DAY101) and other targeted therapies may unlock the full value of pimasertib in advanced solid tumors 25 Sources: Pimasertib Investigator Brochure, v12, 2019; de Gooijer et al., Int J Cancer, 2018; Shaw et al., AACR LB-456, 2012; Lebbe et al., Cancers, 2020.

Vertical MAPK Pathway Inhibition With Tovorafenib (DAY101) And Pimasertib May Unlock Potential Synergy For Adult Solid Tumors



BRAF
non-V600 mutant
KRAS or NRAS
mutant
MEK
ERK
RAF/
MEK/ERK
PI3K/m
TOR
PI3K/m
TOR

BRAF non-V600 mutant	KRAS or NRAS mutant
Proliferation, survival	**Proliferation, survival**
Type II RAFi + MEKI	**Type II RAFi + MEKI**
Non V600 BRAF dimers are effectively inhibited by type II RAFi , but not type I BRAFi	Targeting multiple nodes of MAPK pathway will drive deeper and more durable response



A TAK-632+pimasertib in KIAA1549-BRAF mixed Mullerian PDX model ex vivo
B BGB-382+pimasertib in KRAS mut Calu6 cell line in vitro
Proliferation (%)
120
90
60
30
0
Pimasertib (nM)
283 10 µM
283 3 µM
283 1 µM
283 300 nM
283 100 nM
283 30 nM
283 10 nM
283 3 nM
DMSO
DAY101+MEKi in KRAS mut tumor cell lines in vitro
C
NCI-H1792
MEKi-2 (µM)
10 42.2 86.3 90.4 92.0 93.3 94.0 95.8
5.0 34.0 74.8 85.5 90.3 91.7 92.9 94.5
2.5 30.9 61.3 73.5 84.9 90.0 92.4 94.3
1.3 28.0 53.6 61.4 72.3 83.8 90.6 93.3
0.6 25.4 47.3 53.7 62.3 72.1 84.8 91.7
0.3 22.1 42.4 50.3 55.1 61.6 73.0 87.4
0 0.0 4.7 6.2 12.4 23.1 34.8 50.8
0 0.3 0.6 1.3 2.5 5 10
DAY101 (µM)
Calu-6
MEKi-2 (µM)
10 53.2 74.0 75.3 76.0 77.3 78.7 81.9
5.0 37.6 72.4 73.4 74.5 75.1 76.4 79.3
2.5 23.4 68.0 70.3 72.5 73.7 75.1 78.4
1.3 15.2 62.6 66.9 70.5 72.9 74.7 77.6
0.6 14.4 54.5 62.1 66.9 71.6 74.5 77.5
0.3 8.7 45.2 53.6 60.8 67.9 73.9 77.7
0 0.0 -2.1 1.5 9.3 21.7 43.8 63.9
0 0.3 0.6 1.3 2.5 5 10
DAY101 (µM)
100% inh
50
0 inh

- **A** Type II RAFi + MEKi is synergistic in BRAF fusion melanoma PDX model ex vivo (internal data)
- **B** Sensitivity of KRAS Q61 mutant cells to pimasertib is enhanced when cells are treated with the type II BRAF inhibitor BGB-283 (Yuan et al., Mol Onc 2020)
- **C** Tovorafenib (DAY101) + MEK inhibitor is synergistic in KRAS G12C and Q61 mutant tumor cells (Venetsanakos et al., 2021 AACR poster presentation)

26

Day One BIOPHARMACEUTICALS

Tovorafenib (DAY101) / Pimasertib Combination In Solid Tumors (FIRELIGHT-1)

Trial Design[1]

- Combination dose escalation, global phase 1b/2 trial[2]
- Phase 1b, BOIN (adaptive), n = 10/cohort (approximately)
- Phase 2, Simon 2-stage, n = 25/cohort (approximately)
- Eligibility: Patients aged 12 years and older, dose escalation will be performed in advanced solid tumor patients with any MAPK alteration. Expansion cohorts will focus on indications with a potential path to accelerated approval

Endpoints

- Phase 1b: PK, PD and Safety, MTD/RP2D
- Phase 2: Efficacy (ORR, DOR)



Phase 1b
Phase 2*
Tumors with MAPK pathway alterations
NRASmut Selected tumors
BRAF Class 1 (non-E/K) and Class 2 mutant tumors
BRAF-fusion selected tumors
DAY101 + Pimasertib until disease progression [3]
Safety Follow Up

Pre-identified patients with advanced solid tumors and available clinical molecular profiling information.

*Additional biomarker-selected cohorts may be pursued based on developing data

Abbreviations: BOIN, Bayesian Optimal Interval Design; BRAF, B-Raf proto-oncogene, serine/threonine kinase; MAPK, mitogen-activated protein kinase; NRAS, neuroblastoma rat sarcoma viral oncogene. [1]Umbrella master study – DAY101-102 (main protocol) DAY101 and MAPK pathway aberration, Sub-study 1 monotherapy (DAY101-102a), Sub-study 2 MEK combo (DAY101-102b).[2]Intend to open U.S. and ex-U.S. clinical sties. [3]DAY101 + Pimasertib until disease progression, intolerable toxicity, withdrawal of consent, or death

27

Summary 28

Financial Summary: DAWN

Cash, cash equivalents and short-term investments as of September 30, 2023: $405.5 million (no debt)

~87.0 million shares of common stock outstanding as of November 1, 2023

$ Millions	Nine Months Ended 9/30/23	Nine Months Ended 9/30/22
R&D Expense	$93.2	$59.6
G&A Expense	$53.4	$44.6
Net Loss	$134.4	$102.1

Projected Cash Runway into 2026

FIREFLY-1: Pivotal Phase 2 clinical trial of tovorafenib (DAY101)

- NDA[1] in May 2023
- FDA acceptance of NDA and priority review granted in October 2023
- PDUFA target action date of April 30, 2024 (PRV eligible)
- Data published in *Nature Medicine* and oral presentations at SNO in November 2023

FIREFLY-2/LOGGIC: Pivotal Phase 3 clinical trial of tovorafenib (DAY101) in newly diagnosed pLGG

- First patient dosed in March 2023

29

All financial and share information is unaudited. [1]NDA data set includes analysis of primary (ORR by RANO-HGG) and secondary (ORR by RAPNO, PFS) efficacy endpoints, safety, and exploratory analyses (including ORR by RANO-LGG). PRV, Priority Review Voucher.

Day One BIOPHARMACEUTICALS

FIREFLY-1: Relapsed or Progressive pLGG • NDA initiated in May 2023 • Clinical data presented in oral presentation at ASCO in June 2023 • FDA acceptance of NDA and priority review granted in October 2023 • Data published in Nature Medicine and oral presentation at SNO in November 2023 2023 Key • PDUFA target action date of April 30, 2024 Accomplishments FIREFLY-2: Frontline pLGG • Dosed the first patient in March 2023 Business Development • Research collaboration and license agreement for preclinical program targeting VRK1 in August 2023 Financials • $405.5 million in cash, cash equivalents and short-term investments as of September 30, 2023 • Cash runway into 2026 30

Priorities as we Expand into a Commercial-Stage Company Launch Tovorafenib Advance Portfolio Expand Pipeline • Secure the first FDA-approved • FIREFLY-2: Study tovorafenib as a • Grow Day One into a leading, targeted therapy for pLGG with frontline therapy for treatment- biopharmaceutical company that is BRAF fusions and point mutations naive patients with pLGG the partner of choice for oncology that have relapsed or progressed drug development • FIRELIGHT-1: Evaluate • Expand awareness amongst tovorafenib in combination with • Explore selective partnerships as a physicians and establish broad pimasertib in adolescent and source of capital and risk sharing coverage to enable patient access adult populations • Further invest in business • Following approval, establish • Advance early stage VRK1 development activities to expand our tovorafenib as the standard of program to clinical development multiple asset portfolio for both care for relapsed or progressive children and adults pLGG 31

Appendix 32

Duration Of Tovorafenib (DAY101) Therapy For All Patients With RANO-HGG Evaluable Lesions 3.0 Median time to response Months Median duration of 16.6 treatment Months Overall treatment duration (months) 33 June 5, 2023 data cutoff. Patients

Duration Of Tovorafenib (DAY101) Therapy For All Patients With RANO-LGG Evaluable Lesions 5.5 Median time to response Months Median duration of 14.4 treatment Months Overall treatment duration (months) 34 June 5, 2023 data cutoff. Patients

Case Study: Activity Of Tovorafenib (DAY101) In KIAA1549-BRAF Fusion Optic Pathway Glioma A 7-years-old female child with an optic pathway glioma, with very poor vision, entropion, folliculitis, eczema, mouth ulceration and xerosis -36 -30 -24 -18 -12 -6 0 6 Months PR 1L: Vincristine/carboplatin Diagnostic biopsy 2L: Trametinib 3L: Tovorafenib Best response SD Best response PD Baseline After 6 Cycles Tumor kinetics (RANO) • PR (-58%) and improvement in vision reported at cycle 3 • AEs included grade 3 erythematous rash requiring dose interruption and dose reduction (400 mg QW to 300 mg Tovorafenib QW in cycle 1), and grade 2 eczema and maculopapular rash • Patient continues to receive weekly tovorafenib 35 Apr 14, 2022 data cutoff. Tovorafenib is an investigational agent. Safety and efficacy have not been established by any health authority.

Case Study: Activity Of Tovorafenib (DAY101) In KIAA1549-BRAF Fusion Posterior Fossa Pilocytic Astrocytoma An 8-years-old female child with a posterior fossa pilocytic astrocytoma, eczema, nausea and constipation -84 -72 -60 -48 -36 -24 -12 0 12 Months PR Suboccipital craniotomies 1L: Carboplatin 2L: Carboplatin/vincristine 3L: Vinblastine 4L: Trametinib 5L: Tovorafenib Best response SD Best response PD Best response PR Best response SD • PR (-69%) at cycle 3 with 500 mg QW tovorafenib, with a deepening of response (80% and 91% in cycles 6 and 9, respectively) over time • AEs included grade 2 decrease in neutrophil count, pustular rash, and upper respiratory infection • Patient continues to receive weekly tovorafenib Baseline After 3 Cycles After 6 Cycles After 9 Cycles Tumor kinetics Tovorafenib 36 Apr 14, 2022 data cutoff. Tovorafenib is an investigational agent. Safety and efficacy have not been established by any health authority.

Case Study: Activity Of Tovorafenib (DAY101) In BRAF V600E Mutation Deep Midline Astrocytoma A 9-year-old female child with deep midline BRAF V600E-mutant astrocytoma with precocious puberty -60 -48 -36 -24 -12 0 12 Months PR Subtotal 1L: Carboplatin/vincristine 2L: Dabrafenib 3L: Tovorafenib Best response PR resection Best response PR • PR (-74%) at cycle 3, with a deepening of response (-94%) at cycle 6 • AEs included grade 3 maculopapular rash and increased CPK, requiring drug interruption and dose reduction (500 mg QW to 400 mg QW in cycle 1) • Tovorafenib dose was re-escalated back to 500 mg QW in cycle 4; patient continues on treatment Baseline After 3 Cycles After 6 Cycles Tumor kinetics Tovorafenib 37 Apr 14, 2022 data cutoff. Tovorafenib is an investigational agent. Safety and efficacy have not been established by any health authority.

Case Study: Activity Of Tovorafenib (DAY101) In KIAA1549-BRAF Fusion Posterior Fossa Pilocytic Astrocytoma 8-year-old boy with relapsed pilomyxoid astrocytoma of the optic pathway, with visual loss in right eye, visual field loss in left eye, fatigue, intermittent nausea/vomiting, intermittent headaches, anorexia, and temperature regulation disorder Months -60 -48 -36 -24 -12 0 12 24 Tovorafenib VC Binimetinib Trametinib PR • Initiated treatment with tovorafenib 400 mg/QW following 3 prior therapies, including binimetinib and trametinib, which were discontinued due to PD • At cycle 3, PR (-88%) per RANO-HGG, and MR (-32% and -40%) per RAPNO-LGG and RANO-LGG, respectively − Sustained improvements in visual acuity reported; logMAR change 0.2 → 0 − PD criteria met (-94% to -91%) with RANO-HGG at cycle 15; continued treatment as investigator deemed no radiographic progression with subsequent reduction in target lesion (-97%) • AEs were G2 (drug eruption, elevated CPK) and G1 (hair color change, paronychia, growth retardation) T1 + C (baseline and post cycle 3) T2 (baseline and post cycles 3 & 12) Tumor kinetics Dec 22, 2022, data cut-off. AEs, adverse events; C, contrast; CPK, creatine phosphokinase; G, grade; HGG, high-grade glioma; LGG, low-grade glioma; logMAR, Logarithm of the Minimum Angle of Resolution; MR, minor 38 response; PD, progressive disease; PR, partial response; QW, once weekly; RANO, Response Assessment in Neuro-Oncology; RAPNO, Response Assessment in Pediatric Neuro-Oncology; VC, vincristine-carboplatin..

FIREFLY-2/LOGGIC: Pivotal Phase 3 Study Of Tovorafenib (DAY101) In Newly Diagnosed pLGG

- Collaboration between Day One and the LOGGIC consortium, internationally recognized experts in pLGG research
  - Coupled with the LOGGIC-CORE molecular diagnostic program
  - Worked jointly on the study design and discussions with the U.S. and EU regulatory authorities

LOGGIC
EUROPE
LOGGIC: LOw Grade Glioma In Children

KiTZ
Hopp Children's Cancer Center
Heidelberg
German Cancer Research Center (DKFZ)
Heidelberg University Hospital
Heidelberg University

Approximately 100 potential sites (~65 from the LOGGIC consortium)



~20 Sites
~65 Sites
~5 Sites
~10 Sites

39

Day One BIOPHARMACEUTICALS